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                                                                    EXHIBIT 3(h)

                                     BYLAWS
                                       OF
                              IDEON MERGER COMPANY


                                   ARTICLE I
                                BUSINESS OFFICES

         The corporation shall have such offices as its business may require in or out of the State of Delaware.

                                   ARTICLE II
                    REGISTERED OFFICES AND REGISTERED AGENTS

         The address of the initial registered office in the State of Delaware and the name of the initial registered agent of the corporation at such address are set forth in the Certificate of Incorporation. The corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent. The corporation may also have other offices at such other places, either within or without the State of Delaware, as the Board of Directors may determine or as the activities of the corporation may require.

                                  ARTICLE III
                             STOCKHOLDERS' MEETINGS

         A. PLACE OF MEETING. Meetings of the stockholders shall be held at the principal office of the corporation or at any other place (in or out of the State of Delaware) designated in the notice of the meeting or in a duly executed waiver of notice thereof.

         B. ANNUAL MEETING. An annual meeting of the stockholders shall be held within one hundred and twenty (120) days after the close of each fiscal year of the corporation, or on such other date as the Board of Directors may designate, at a time and place designated by the Board of Directors. The stockholders shall elect a Board of Directors and transact other business at the annual meeting.

         C. SPECIAL MEETINGS. Special meetings of the stockholders shall be held: (1) when directed by the President, (2) when directed by the Board of Directors, or (3) when called by the President or the Secretary at the request in writing of a majority of the Board of Directors. Such request in writing shall state the purpose or purposes of the proposed meeting.

         D. NOTICE. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by transmitting such notice with confirmed delivery (including, by telex, cable or other form of recorded communication, provided that the delivery of such notice in written form
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is confirmed in writing), or by first class mail, by or at the direction of the
President, the Secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation.

         E. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting or if the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given as provided herein to each stockholder of record entitled to vote at such meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         F. WAIVER OF NOTICE. A stockholder may waive any notice required to be given to the stockholder, whether before or after the time stated in the notice, if a waiver thereof in writing. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in the written waiver of notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the holding of the meeting or the transacting of business at the meeting.

         G. STOCKHOLDER QUORUM. The holders of a majority of the stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, except as otherwise specially provided by these By-laws, by the Certificate of Incorporation or by statute. In all matters other than the election of directors, the affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise specially provided by these By-laws, by the Certificate of Incorporation or by statute. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A majority of the shares present or represented and entitled to vote at any meeting of stockholders may adjourn the meeting to another time and place whether or not a quorum exists.

         H. VOTING OF SHARES. Except as may otherwise be provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of capital stock entitled to vote registered in his or her name. Each stockholder entitled to vote may authorize another person or persons to act as proxy; however, no proxy shall be voted three years after the date thereof, unless the proxy provides for a longer period. At each election of directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected at the time for whose election such stockholder has a right to vote. No cumulative voting shall be permitted.



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         I.  ACTION BY STOCKHOLDERS WITHOUT A MEETING.  Except as may otherwise be provided in the Certificate of Incorporation, any action which may be taken at any meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not so consented.

                                   ARTICLE IV
                                   DIRECTORS

         A. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed by or under the direction of the Board of Directors.

         B. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Certificate of Incorporation.

         C. NUMBER. This corporation initially shall have one (1) director. The number of directors may be increased or diminished from time to time by the Board of Directors, but shall never be less than one (1).

         D.  ELECTION AND TERM.

                 (1) Each person elected at the organizational meeting as a member of the initial Board of Directors shall hold office until the first annual meeting of stockholders and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

                 (2) At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

         E. REMOVAL OF DIRECTORS. Unless otherwise provided in any contract with the corporation, any director may resign or be removed at any time. A director who intends to resign shall give written notice to the President or to the Secretary. Removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote.



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         F.  VACANCIES.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor and until his successor is duly chosen.

         G. QUORUM AND VOTING. At a meeting of the Board, a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which the quorum is present shall be the act of the Board of Directors, unless a greater number is specially required by the By-laws, Certificate of Incorporation or by statute. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given, as provided in these By-laws, to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         H.  COMMITTEES.

                 (1) The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more directors to constitute a committee. Such committee, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors, except as limited by the laws of the State of Delaware. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board of Directors.

                 (2) The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent or disqualified member or members at any meeting of such committee.

         I. PLACE OF MEETING. Regular and special meetings of the Board of Directors may be held in or out of the State of Delaware.

         J.  TIME, NOTICE AND CALL OF MEETINGS.

                 (1) Regular meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders each year. Other regular or special meetings may be held at such times thereafter as the Board of Directors may fix and at such other times as called by the President of the corporation. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telephone, telegram, or facsimile transmission or by first class mail, at least twenty four (24) hours before the meeting.

                 (2) Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director



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at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting (or upon the director s arrival, if later), any objection to the transaction of business because the meeting is not lawfully called or convened.

                 (3) Members of the Board of Directors may participate in a meeting of the board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a director by such means shall constitute presence in person at a meeting.

         K. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee thereof, may be taken without a meeting if all of the directors, or all of the members of the committee, as the case may be, consent in writing, and such consent is filed in the minutes of the proceedings of the board or of the committee. Action taken under such a consent shall become effective when the last director signs the consent (unless the consent provides a different effective date), and shall have the same effect as a unanimous vote.

                                   ARTICLE V
                                    OFFICERS

         A. OFFICERS. This corporation shall have a President and a Secretary. This corporation may have a chairman, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a treasurer, one or more assistant secretaries and assistant treasurers. Each officer shall be elected by the Board of Directors and shall serve until his or her successor is chosen and qualified or until his or her earlier removal or termination. The President is authorized to appoint such officers on an interim basis, subject to election by the Board of Directors at its next meeting. All other officers and agents shall be chosen, serve for such terms and have such duties as may be determined by the President or the Board of Directors. Any person may simultaneously hold two or more offices.

         B. DUTIES. The officers of this corporation shall have the following duties:

                 (1) The Chairman, if a chairman shall be elected, shall preside at meetings of stockholders and directors, discharging all duties incumbent upon a presiding officer, and shall perform such other duties as the By-laws provide and as the Board of Directors may prescribe. The chairman shall have general authority to execute bonds, deeds, contracts and other documents in the name and on behalf of the corporation and shall perform all such other acts and duties as are incident to the office or are properly required of such chairman by the Board of Directors.

                 (2) The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors. The president shall report to the Board of Directors and shall also exercise



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such other powers and perform such other duties as the Board of Directors may prescribe. The president shall have general authority to execute bonds, deeds, contracts and other documents in the name and on behalf of the corporation and shall make reports to the Board of Directors and the stockholders and shall perform all such other duties as are incident to the office or are properly required of the chief executive officer by the Board of Directors. In the absence of the chairman, the chief executive officer shall perform and exercise the authority of the chairman. In the absence of the chairman and the chief executive officer, the officer designated by the president as the most senior officer of the corporation may perform the duties and exercise the authority of the chairman and the president, subject to the Board of Directors' right to make the designation or supersede any designation so made.

                 (3) Any Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as shall be prescribed by the Board of Directors or the president.

                 (4) The Secretary shall keep true and complete records of the proceedings of the meetings of the stockholders, the Board of Directors and any committees of directors and shall file any written consents of the stockholders, the Board of Directors and any committees of directors with these records. It shall be the duty of the secretary to be custodian of the records and of the seal of the corporation. The secretary shall also attend to the giving of all notices and shall perform such other duties as the By-laws may provide or the Board of Directors may assign.

                 (5) The Assistant Secretary, if one shall be elected, shall have such powers and perform such duties as the president, secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-laws. At the request of the secretary, or in case of his or her absence or inability to act, the assistant secretary shall perform the duties of the secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary.

                 (6) The Treasurer shall be the chief financial officer of the Company and shall keep correct and complete records of account showing accurately at all times the financial condition of the corporation. The treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation, and shall promptly deposit all funds of the corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the corporation. Whenever requested by the Board of Directors, the treasurer shall furnish a statement of the financial condition of the corporation and shall perform such other duties as the By-laws may provide and the Board of Directors may assign.

                 (7) The Assistant Treasurer, if one shall be elected, shall have such powers and perform such duties as the president, treasurer or Board may from time to time assign and shall perform such other duties as may be prescribed by these By-laws. At the request of the treasurer, or in case of his absence or inability to act, the assistant treasurer shall have all the powers of, and be subject to all the restrictions upon, the treasurer.



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         C.  REMOVAL OF OFFICERS.  Unless otherwise provided in any contract with the corporation, any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the President or to the Secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

         D. VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

         E. TRANSFER OF AUTHORITY. In case of the absence of any officer of the corporation for any other reason that the Board of Directors may deem sufficient, the Board may transfer the powers of duties of that officer to any other officer or to any director or employee of the corporation, provided that a majority of the entire Board approves.

                                   ARTICLE VI
                               STOCK CERTIFICATES

         A. CONSIDERATION AND PAYMENT. The capital stock may be issued for such consideration, not less than the par value of any such stock expressed in dollars, as shall be fixed by the Board of Directors. Payment of such consideration may be made, in whole or in part, in money, other tangible or intangible property, labor or services performed. No certificate shall be issued for any share until the share is fully paid.

         B. STOCK CERTIFICATE. Every holder of the capital stock of the corporation shall be entitled to a certificate signed by, or in the name of the corporation, by the chairman or vice-chairman, if any, or the president or a vice- president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Any of or all the signatures on the certificate may be a facsimile. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the corporation is a party. No certificate shall be valid without such signatures or legends as are required hereby.

         C. LOST CERTIFICATE. Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board shall authorize the requested issuance. Before issuing a new certificate the Board may also require a bond of indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost.

         D. TRANSFER OF STOCK. The corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the corporation or its agent has discharged any duty to inquire into any adverse claims of which the corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the corporation or its transfer agent if such transfer is prohibited by statute, by the Certificate of Incorporation or a By-Law of the corporation or by any contract or agreement to which the corporation is a party.



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                                  ARTICLE VII
                           SPECIFIC CORPORATE ACTIONS

         All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the corporation shall be signed by any officer of the corporation and, if required by law, attested by the secretary or an assistant secretary, unless otherwise directed by the Board of Directors or otherwise required by statute.

                                  ARTICLE VIII
                                   DIVIDENDS

         A. DIVIDENDS. Subject to any limitations or conditions contained in the Certificate of Incorporation, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash, property or in shares of the capital stock of the corporation.

         B. RESERVES. Before payment of any dividend, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board, it its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or to repair or maintain property or to serve such other purposes conducive to the interests of the corporation.

                                  ARTICLE IX
                                CORPORATE SEAL

         The Board of Directors may provide a corporate seal which shall have the name of the corporation inscribed thereon, and may be facsimile, engraved, printed or an impression seal.


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                                   ARTICLE X
                                   AMENDMENT

         A. POWER TO AMEND. These By-laws may be altered, amended or repealed, and new By-laws may be adopted, by either the Board of Directors or the stockholders.

         B. REQUISITES FOR AMENDMENT BY STOCKHOLDERS. These By-laws (including any By-Law that may be amended by the Board of Directors) may be amended or repealed, wholly or in part, by a majority of the stockholders entitled to vote thereon present at any stockholder's meeting if notice of the proposed action was included in the notice of the meeting or is waived in writing by a majority of the stockholders entitled to vote thereon.

                                   ARTICLE XI
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         A. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who at any time is or shall have been a director or officer of the corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by the corporation in accordance with and to the full extent permitted by the General Corporation Law of Delaware as in effect at the time of the adoption of these By-laws or as amended from time to time, and as provided in the Certificate of Incorporation. The foregoing right of indemnification shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under these By-laws, vote of stockholders or directors, or otherwise.

         B. FURTHER INDEMNIFICATION. In addition to any indemnification provided for herein, this corporation may make such other and further indemnification or advancement of expenses of any of its directors, officers, employees, or agents as may be approved from time to time by the Board of Directors.

         C. INSURANCE. Without limiting the generality of the foregoing, this corporation shall have the power to (i) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any capacity, or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her against such liability under applicable law and (ii) to enter into agreements with the persons of the class identified in clause (i) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.



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